Exhibit 99.1

Aptevo and Niowave Launch Strategic Collaboration for Radiopharmaceutical Therapeutic Development, Includes Strategic Equity Investment by Niowave at Closing

50/50 strategic collaboration will develop up to three radiopharmaceutical programs

Innovation and investment continue to accelerate across radiopharmaceutical oncology

SEATTLE, WA and LANSING, MI – May 27, 2026 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology company developing novel multispecific immuno-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, and Niowave, Inc., a leader in radioisotope production and supply with established partnerships across the radiopharmaceutical ecosystem, today announced a 50/50 strategic collaboration to develop up to three radiopharmaceutical oncology programs.

Niowave made an at-the-market equity investment in Aptevo at closing, representing an initial ownership position of 7.9%,1 with the potential to build a meaningful equity stake of up to 19.99% through warrant exercises at a premium to the initial purchase and future purchases of Aptevo common stock. This structure aligns incentives between the two organizations and supports the long-term advancement of the collaboration.

“The collaboration between Aptevo and Niowave reflects a strategic expansion of Aptevo’s development plan, and we are extremely pleased to be working with Niowave,” said Jeff Lamothe, President and Chief Executive Officer of Aptevo. “We have established a strong foundation and clinical proof-of-concept with our multispecific assets, and this partnership enables us to extend that capability into radiopharmaceuticals, an increasingly important area of therapeutic development in oncology. By combining our targeting approach with Niowave’s isotope capabilities, we are well positioned to explore new ways to address the complexity of many kinds of cancer.”

“This collaboration will deepen our radiopharmaceutical development capabilities and better position us to support current partners and the broader industry,” said Mike Zamiara, Chief Executive Officer of Niowave. “Our investment reflects our confidence in the opportunity to combine Aptevo’s targeting capabilities with Niowave’s radioisotope production and supply expertise. Together, we expect to help advance new treatment options for patients with difficult-to-treat cancers.”

The deal marks Aptevo’s expansion into radiopharmaceutical-based therapeutic development, a potential high-growth and increasingly validated area of oncology, and Niowave’s first time

1 Based on Aptevo’s shares outstanding as of May 13, 2026 (Aptevo’s most recent quarterly filing) and no exercise at closing of the warrants acquired by Niowave.

investing in a therapeutic development program. By combining Aptevo’s multispecific platforms with Niowave’s radioisotope manufacturing and supply capabilities—an important advantage in a supply-constrained market—the companies’ goal is to advance new approaches for cancer patients with high unmet need.

Under the terms of the agreement, Aptevo will contribute assets from its proprietary multispecific antibody platforms, beginning with targeting assets directed against Nectin-4, together with associated development expertise. Expressed on the surface of cancer cells, Nectin-4 is a clinically validated cancer target with broad relevance across solid tumors. It is a logical initial target for a radiopharmaceutical approach, where a radioactive payload is directed to the tumor. Meanwhile, Niowave will provide radioisotopes and related manufacturing and supply capabilities, including Actinium-225 and additional radioisotopes. This approach gives both Aptevo and Niowave a practical first program that builds from an established target while applying Aptevo’s multispecific engineering capabilities in a new way.

“Niowave brings critical expertise in radioisotope production and supply, which is essential to advancing this class of therapies,” Lamothe added. “Their decision to support therapeutic development with an investment in our Company, reflects a shared commitment to building a focused and aligned collaboration with significant potential to impact the cancer treatment paradigm.”

The companies have designed and are ready to initiate the first stage of the collaboration, which will inform next steps and future development.

The Radiopharmaceutical Opportunity

Radiopharmaceutical therapies have emerged as a clinically validated area of oncology, supported by growing investment across the industry, including multi-billion-dollar transactions in emerging radiopharmaceutical companies by large pharmaceutical companies such as Novartis, Bristol Myers Squibb, Eli Lilly, and AstraZeneca. This activity underscores the important role of smaller, innovation-driven platforms in advancing the field.

These therapies deliver targeted radiation directly to tumor cells and are increasingly being developed in combination with immunotherapy to address the complexity of treating a broad range of cancers.

Alpha-emitting isotopes such as Actinium-225 release high-energy alpha particles over an extremely short distance. This targeted approach has generated significant interest in oncology because it has the potential to destroy cancer cells while limiting damage to surrounding healthy tissue.

Development has been constrained by limited access to critical isotopes and manufacturing infrastructure, as well as the need for effective targeting strategies. Niowave is a leading manufacturer and supplier of isotopes with established relationships across the radiopharmaceutical ecosystem, reinforcing its role as a reliable isotope supply partner in a resource-constrained market. Aptevo’s multispecific anti-cancer assets and immuno-oncology expertise enable precise targeting to support radiopharmaceutical development in complex tumor settings.

About the Collaboration

The Aptevo–Niowave collaboration is structured as a 50/50 strategic collaboration to support the development of up to three radiopharmaceutical programs. The deal leverages Aptevo’s multispecific platform and development expertise alongside Niowave’s radioisotope capabilities to advance novel therapeutic candidates with the potential to address a range of difficult-to-treat cancers.

About Aptevo

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel bispecific and trispecific immunotherapies for the treatment of cancer. The Company has two clinical candidates and six preclinical candidates with different mechanisms of action designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR™ and ADAPTIR-FLEX™. Aptevo’s mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visitwww.aptevotherapeutics.com.

About Niowave

Founded in 2005, Niowave, Inc. is a global leader in developing and operating superconducting electron linear accelerators and advancing radiochemistry procedures for medical isotope production. Headquartered in Lansing, Michigan, the company produces Actinium-225 and other isotopes to support the next generation of cancer treatments, with a mission to accelerate the fight against cancer through reliable, scalable supply.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, statements regarding: Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for the treatment of disease; its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms; statements related to the progress of Aptevo’s clinical programs and anticipated clinical and regulatory milestones; the potential benefits, timing, scope and outcomes of the co-development collaboration with Niowave, including the ability to develop radiopharmaceutical candidates especially with Nectin-4 as the initial target for the collaboration, generate proof-of-concept data, and make program selection, prioritization and next-step development decisions; the availability, reliability, and scalability of radioisotope supply and manufacturing; the terms and anticipated benefits of Niowave’s investment in Aptevo and any potential increase in ownership over time; Aptevo’s ability to enter into additional strategic collaborations; and Aptevo’s ability to generate stockholder value; and statements regarding the therapeutic and commercial potential of radiopharmaceutical therapies generally. Statements containing the words “may,” “continue to,” “believes,”

“knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems; adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, and its subsequent reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

Contact

Aptevo Therapeutics

Miriam Weber Miller
VP, Investor Relations and Corporate Communications
Email: IR@apvo.com or millerm@apvo.com
Phone: 206-859-6628

Niowave

Liz Havey

lhavey@niowaveinc.com

Phone: 517-999-3475